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Exhibit 10.7  Fourth Amendment to the Asset Purchase Agreement dated August 31,
2000 between the Company and Mortgage Concepts, Inc.

                  FOURTH AMENDMENT TO ASSET PURCHASE AGREEMENT
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         THIS FOURTH AMENDMENT TO ASSET PURCHASE AGREEMENT ("Amendment") is made and entered into as of August 31, 2000 by and among Mortgage Concepts, Inc., a Kentucky corporation ("Seller"), William P. Everslage, Jeffrey D. Houk (collectively "Shareholders"), Collateral One Mortgage Corporation, a Virginia corporation ("Purchaser") and First Chesapeake Financial Corporation, a Virginia corporation ("Financial").

         WHEREAS, Seller, Shareholders, Purchaser and Financial have previously entered into that certain Asset Purchase Agreement, as amended (the "Agreement"), wherein the Purchaser has agreed to purchase substantially all of the assets of Seller and certain related entities;

         WHEREAS, said Agreement contains a Purchase Price Adjustment pursuant to paragraph "2.2 Adjustment to Purchase Price" thereto in the event that the Anniversary Date Net Operating Profit is less than a defined amount;

         WHEREAS, Seller, Shareholders, Purchaser and Financial stipulate that the Anniversary Date Net Operating Profit is less than the defined amount and therefore desire to amend the Agreement in certain respects, all as hereinafter provided.

         NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and agreements contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, Shareholders, Purchaser and Financial hereby amend the Agreement as follows:

         All payments of cash and stock made to Seller through date of this amendment are deemed earned by Seller and shall not be subject to any further adjustment.

         The $122,000 balance of the $206,180 amount due Seller pursuant to sections 2.1 (c) (ii) is not subject to a purchase price adjustment and shall be paid to Seller in ten equal monthly payments commencing within 30 days of date of execution of this Fourth Amendment.

         The $462,000 cash amount due Seller pursuant to section 2.1 (c) (iii)
(1) is canceled pursuant to the purchase price adjustment.

         From June 1, 2000 to date of this Fourth Amendment, interest shall accrue on the $122,000 balance under paragraph 2. above at the rate of six percent (6%) per annum, and shall be paid to Seller within thirty days of execution of this Fourth Amendment.

         The $243,750 stock amount due Seller in the form of 78,000 unregistered shares of Financial common stock pursuant to section 2.1 (c) (iii) (2) is cancelled pursuant to the purchase price adjustment.

         The $500,000 stock amount due Seller in the form of 333,333 unregistered shares of Financial common stock pursuant to section 2.3 (b) (i.) is cancelled pursuant to the purchase price adjustment.

         The $243,750 stock amount due Seller in the form of 78,000 unregistered shares of Financial common stock pursuant to section 2.3 (b) (ii.) is reduced the the amended amount of $153,750 pursuant to the purchase price adjustment. This amended amount if $153,750 stock amount due Seller is payable in

         The form of 49,200 unregistered shares of Financial common stock to be issued 50% to Jeffrey Houk and 50% to William P. Everslage as of the date of this Fourth Amendment.

         In all other respects, the Agreement is hereby ratified and approved by the parties. In the event that there is a conflict between this Fourth Amendment and the Agreement, this Fourth Amendment shall control.

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         IN WITNESS WHEREOF, the parties hereto have executed this Fourth
Amendment as of the date first set forth above.

PURCHASER:                                  SELLER:

COLLATERAL ONE MORTGAGE                     MORTGAGE CONCEPTS, INC.,
CORPORATION, a Virginia corporation         a Kentucky corporation

By:                                         By:
   -----------------------------               ------------------------------
Its:                                        Its:
    ----------------------------                -----------------------------

SHAREHOLDERS:

WILLIAM P. EVERSLAGE                        JEFFREY D. HOUK

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FINANCIAL:

FIRST CHESAPEAKE FINANCIAL
CORPORATION, a Virginia corporation

By:
   ------------------------------
Its:
    -----------------------------

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